Exhibit 99.5


Prospectus Supplement

                                  Interests in

                         ATLANTIC LIBERTY SAVINGS, F.A.
                               401(k) Savings Plan
                                       and
                      Offering of ______________ Shares of

                        ATLANTIC LIBERTY FINANCIAL CORP.
                                  Common Stock


        In connection with Atlantic Liberty Savings, F.A.'s conversion, Atlantic Liberty Financial Corp. is allowing participants in the Atlantic Liberty Savings, F.A. 401(k) Savings Plan (the "401k Plan") to invest all or a portion of their accounts in the common stock of Atlantic Liberty Financial Corp. (the "Common Stock"). Based upon the value of the 401k Plan assets at ______________ __, 2002, the trustee of the 401k Plan could purchase up to ______________ shares of the common stock, assuming a purchase price of $10.00 per share. This prospectus supplement relates to the initial election of 401k Plan participants to direct the trust of the 401k Plan to invest all or a portion of their 401k Plan accounts in the Atlantic Liberty Financial Corp. Stock Fund at the time of the conversion.

         The Atlantic Liberty Financial Corp. prospectus, dated August [ ], 2002, is attached to this prospectus supplement. It contains detailed information regarding the conversion of Atlantic Liberty Savings, F.A., Atlantic Liberty Financial Corp. common stock and the financial condition, results of operations and business of Atlantic Liberty Savings, F.A. This prospectus supplement provides information regarding the 401k Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

                        --------------------------------

      For a discussion of risks that you should consider, see "Risk Factors" beginning on page 9 of the prospectus.

        The interests in the 401k Plan and the offering of the common stock have not been approved or disapproved by the Office of Thrift Supervision, the Securities and Exchange Commission or any other Federal or state agency. Any representation to the contrary is a criminal offense.

         The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other Government agency.

        This prospectus supplement may be used only in connection with offers and sales by Atlantic Liberty Financial Corp. of interests or shares of common stock pursuant to the 401k Plan. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the 401k Plan.

         You should rely only on the information contained in this prospectus supplement and the attached prospectus. Atlantic Liberty Financial Corp., Atlantic Liberty Savings, F.A. and the 401k Plan have not authorized anyone to provide you with information that is different.

        This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of Common Stock shall under any circumstances imply that there has been no change in the affairs of Atlantic Liberty Savings, F.A. or the 401k Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement on incorporated by reference is correct as of any time after the date of this prospectus supplement.

      The date of this Prospectus Supplement is ________[ ], 2002.

                                TABLE OF CONTENTS


THE OFFERING.................................................................i
   Securities Offered........................................................i
   Election to Purchase Common Stock in The Offering:........................i
   Priorities................................................................i
   Value of 401(k) Plan.....................................................ii
   Election to Purchase Common Stock in the Conversion of
    Atlantic Liberty, Savings F.A...........................................ii
   Method of Directing Transfer.............................................ii
   Time for Directing Transfer..............................................ii
   Irrevocability of Transfer Direction....................................iii
   Direction to Purchase Common Stock......................................iii
   Nature of a Participant's Interest in the Common Stock..................iii
   Voting Rights of Common Stock...........................................iii
DESCRIPTION OF THE 401k PLAN.................................................1
   Introduction..............................................................1
   Eligibility and Participation.............................................1
   Contributions Under the 401k Plan.........................................1
   Limitations on Contributions..............................................2
   Investment of Contributions...............................................3
   Performance History.......................................................6
   Investment in Common Stock of Atlantic Liberty Financial Corp.............7
   Withdrawals and Distributions from the 401k Plan..........................7
   Administration of the 401k Plan...........................................8
   The Trustee...............................................................8
   Plan Administrator........................................................9
   Reports to 401k Plan Participants.........................................9
   Amendment and Termination.................................................9
   Merger, Consolidation or Transfer.........................................9
   Federal Income Tax Consequences...........................................9
   Additional Employee Retirement Income Security Act
    ("ERISA") Considerations................................................11
   Securities and Exchange Commission Reporting and
    ShortSwing Profit Liability.............................................11
   Financial Information Regarding 401k Plan Assets.........................12
LEGAL OPINION...............................................................12

                                  THE OFFERING

Securities Offered                  Atlantic Liberty Financial Corp. is offering
                                    participation   interests  in  the  Atlantic
                                    Liberty  Savings,  F. A. 401(k) Savings Plan
                                    (the   "401k   Plan").   The   participation
                                    interests  represent  indirect  ownership of
                                    Atlantic  Liberty  Financial  Corp.'s common
                                    stock  through  the 401k  Plan.  Assuming  a
                                    purchase  price of $10 per  share,  the 401k
                                    Plan may acquire up to _____________  shares
                                    of Atlantic Liberty  Financial Corp.  common
                                    stock  in  the  offering  for  the  Atlantic
                                    Liberty  Financial  Corp.  Stock Fund.  Only
                                    employees of Atlantic Liberty Savings,  F.A.
                                    may  become  participants  in the 401k Plan.
                                    The  common   stock  of   Atlantic   Liberty
                                    Financial  Corp.  to  be  issued  hereby  is
                                    conditioned  on  the   consummation  of  the
                                    conversion.  Your  investment  in the common
                                    stock of Atlantic  Liberty  Financial  Corp.
                                    through  the 401k  Plan in the  offering  is
                                    subject to the purchase priorities contained
                                    in  the  plan  of   conversion  of  Atlantic
                                    Liberty Financial Corp.

                                    Information  with regard to the 401k Plan is
                                    contained in this prospectus  supplement and
                                    information  with  regard  to the  financial
                                    condition,   results   of   operations   and
                                    business of Atlantic Liberty  Savings,  F.A.
                                    is contained in the attached prospectus. The
                                    address of the principal executive office of
                                    Atlantic  Liberty   Savings,   F.A.  is  186
                                    Montague   Street,    Brooklyn,   New   York
                                    11201-3697.

Election to Purchase Common Stock   In connection  with the conversion and stock
in The Offering:                    offering,  you may elect to transfer  all or
Priorities                          part of your  account  balances  in the 401k
                                    Plan to the Atlantic Liberty Financial Corp.
                                    Stock Fund,  to be used to  purchase  common
                                    stock  issued  in  the  offering.  All  plan
                                    participants   are   eligible  to  direct  a
                                    transfer  of funds to the  Atlantic  Liberty
                                    Financial Corp.  Stock Fund.  However,  such
                                    directions   are  subject  to  the  purchase
                                    priorities  in the  plan  of  conversion  of
                                    Atlantic  Liberty  Savings,  F.A. Your order
                                    will be  filled  based on your  status as an
                                    eligible   account  holder  or  supplemental
                                    eligible account holder in the conversion of
                                    Atlantic Liberty  Savings,  F.A. An eligible
                                    account holder is a depositor  whose deposit
                                    account(s)  totaled  $50.00 or more on March
                                    31, 2001. A  supplemental  eligible  account
                                    holder   is  a   depositor   whose   deposit
                                    account(s)  totaled  $50.00  or more on June
                                    30, 2002.  If you fall into one of the above
                                    subscription  offering categories,  you have
                                    subscription  rights to  purchase  shares of
                                    Atlantic  Liberty   Financial  Corp.  common
                                    stock in the subscription offering and you may use funds in the 401k Plan account to pay for the shares of Atlantic Liberty
                                    Financial Corp. common stock which you are eligible to purchase. The trustee of the Atlantic Liberty Financial Corp. Stock Fund will purchase common stock in accordance with your directions.

                                    In the event the offering is oversubscribed,
                                    i.e.  there are more orders for common stock
                                    than  shares   available  for  sale  in  the
                                    offering,  and the  trustee is unable to use
                                    the full amount allocated by you to purchase
                                    common  stock in the  offering,  the  amount
                                    that cannot be invested in common stock will
                                    be reinvested in the investment funds of the
                                    401k  Plan  in  accordance  with  your  then
                                    existing  investment election (in proportion
                                    to  your  investment   direction  allocation
                                    percentages). If you fail to direct the investment of your account balances towards the purchase of any shares in connection with the offering, your account balances will remain in the investment funds of the 401k Plan as previously directed by you.

Value of 401(k) Plan                As of  ______________  __, 2002,  the market
                                    value of the  assets  of the  401k  Plan was
                                    approximately   $______________.   The  plan
                                    administrator informed each participant of the value of his or her account balance under the 401k Plan as of ____________ ____,
                                    2002.

Election to Purchase Common Stock   In   connection   with  the   conversion  of
in the Conversion of Atlantic       Atlantic  Liberty  Savings,  F.A.,  the 401k
Liberty, Savings F.A.               Plan will  permit you to direct the  trustee
                                    to transfer all or part of the funds which represent your current beneficial interest in the assets of the 401k Plan to the Atlantic Liberty Financial Corp. Stock Fund.
                                    The trustee of the 401k Plan will subscribe for Atlantic Liberty Financial Corp. common stock offered for sale in connection with the conversion of Atlantic Liberty Savings, F.A., in accordance with each participant's direction. The trustee will pay $10.00 per share, which will be the same price paid by all other persons who purchase shares in the offering.

Method of Directing Transfer        You  will  receive  a Change  of  Investment
                                    Allocation Form on which you can elect to transfer all or a portion of your account balance in the 401k Plan to the Atlantic
                                    Liberty Financial Corp. Stock Fund for the purchase of stock in the offering. If you wish to use all or part of your account balance in the 401k Plan to purchase common stock issued in the offering, you should indicate that decision on the Change of Investment Allocation Form. If you do not wish to make an election at this time, you do not need to take any action.

Time for Directing Transfer         If you wish to  purchase  common  stock with
                                    your 401k account balances,  you must return
                                    you Change of  Investment  Election  Form to
                                    ___________________, a representative of the
                                    Plan    Administrator,    Atlantic   Liberty
                                    Savings,    F.A.,   186   Montague   Street,
                                    Brooklyn, NY 11201-3697.

Irrevocability of Transfer          You may not change your special  election to
Direction                           transfer amounts credited to your account in
                                    the  401k  Plan  to  the  Atlantic   Liberty
                                    Financial Corp. Stock Fund for the purchase of stock in the offering. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of stock in the offering amongst all of the other investment funds on a daily basis.

Direction to Purchase Common        You will be able to purchase stock after the
Stock                               offering  through  your  investment  in  the
                                    Atlantic Liberty Financial Corp. Stock Fund.
                                    You may direct that a certain  percentage of
                                    your  account  balance  in the 401k  Plan be
                                    transferred   to   the   Atlantic    Liberty
                                    Financial  Corp.   Stock  Fund.   After  the
                                    offering,  the trustee of the 401k Plan will
                                    acquire   common   stock   in  open   market
                                    transactions  at the prevailing  price.  You
                                    may change your  investment  allocation on a
                                    [daily  basis].   Special  restrictions  may
                                    apply to transfers  directed to and from the
                                    Atlantic Liberty  Financial Corp. Stock Fund
                                    by the  participants  who are subject to the
                                    provisions   of   section   16(b)   of   the
                                    Securities Exchange Act of 1934, as amended,
                                    relating  to  the   purchase   and  sale  of
                                    securities   by  officers,   directors   and
                                    principal  shareholders of Atlantic  Liberty
                                    Financial Corp.

Nature of a Participant's           The  trustee  will  hold  Atlantic   Liberty
Interest in the Common Stock        Financial Corp.  common stock in the name of
                                    the 401k Plan. The trustee will allocate the
                                    shares of Atlantic  Liberty  Financial Corp.
                                    common stock  acquired at your  direction to
                                    your  account  under  the  401k  Plan.  Your
                                    interest  in the fund  will be  reported  on
                                    your  account  statement in units and valued
                                    daily.  In addition,  your account will also
                                    be credited  with a portion of any cash held
                                    in  the  Atlantic  Liberty  Financial  Corp.
                                    Stock  Fund.  Therefore,  earnings  on  your
                                    account   will  not  be   affected   by  the
                                    investment     designations     of     other
                                    participants in the 401k Plan.

Voting Rights of Common Stock       The 401k Plan  provides  that you may direct
                                    the  trustee  as to how the  trustee  should
                                    vote  any   shares   of   Atlantic   Liberty
                                    Financial Corp. common stock held by the Atlantic Liberty Financial Corp. Stock Fund and credited to your account. If the trustee does not receive your voting instructions, Atlantic Liberty Savings, F.A. can direct the trustee to vote your shares in the same manner as the shares of common stock for which instructions were given. All voting instructions will be kept confidential.

                          DESCRIPTION OF THE 401k PLAN
Introduction

         Effective January 1, 1986, Atlantic Liberty Savings, F.A. adopted the Atlantic Liberty Savings, F.A. Salary Reduction Plan. Effective December 1, 1999, the Atlantic Liberty Savings, F.A. Salary Reduction Plan was amended and restated as the Atlantic Liberty Savings, F.A. 401(k) Savings Plan (the "401k Plan"). Atlantic Liberty Savings, F.A. intends that the 401k Plan, in operation, will comply with the requirements of the Internal Revenue Code and the Employee Retirement Income Security Act ("ERISA"). As a plan subject to ERISA, Federal law provides you with various rights and protections as a plan participant. However, your benefits under the 401k Plan are not guaranteed and are not required to be guaranteed by the Pension Benefit Guaranty Corporation.

         Atlantic Liberty Savings, F.A. may amend the 401k Plan from time to time in the future to ensure continued compliance with all applicable laws.

         Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the 401k Plan. Atlantic Liberty Savings, F.A. qualifies these summaries in their entirety by the full text of the 401k Plan, which shall have priority. You may obtain copies of the 401k Plan document by sending a request to: Plan Administrator, Atlantic Liberty Savings, F.A., 186 Montague Street, Brooklyn, New York 11201-3697. You should carefully read the full text of the 401k Plan document and your 401k summary plan description to understand your rights and obligations under the Plan.

Eligibility and Participation

        You are eligible to become a participant in the 401k Plan upon attainment of age 21 and completion of one year of "eligibility service" in which you have completed at least 1,000 hours of service.

        As of  ____________  __,  2002,  approximately  [__]  out of  [__]  then eligible employees had elected to participate in the 401k Plan.

Contributions Under the 401k Plan

         Employee Before-Tax Contributions. Beginning January 1, 2002, you are permitted, as a participant in the 401k Plan, to defer from 1% to 20% (in whole percentages and/or fractions of percentages) of your compensation (as defined in the 401k Plan) and to have that amount contributed to the 401k Plan on your behalf. The Internal Revenue Code limits your before-tax contributions to the 401k Plan and similar plans to $11,000 in 2002. This amount may be adjusted annually by law, based on changes in the cost of living.

        You may elect to modify the amount contributed to the 401k Plan by filing a new compensation reduction agreement with the 401k Plan administrator at least 10 days prior to the first day of payroll period with respect to which such change is to become effective. Elections to modify your contributions to the 401k Plan may be made at any time.

         Employer Matching Contributions. Atlantic Liberty Savings, F.A. may make discretionary matching contributions on behalf of each participant in an amount equal to 100% of the participant's before-tax contributions, up to 6% of compensation.

        Employer Discretionary Contributions. Atlantic Liberty Savings, F.A. may make discretionary contributions for a plan year to the accounts of all eligible employees. Such contributions will be allocated in proportion to each such eligible employee's compensation for the plan year. Because the contribution is discretionary, the contribution may vary from year to year, or there may be no contribution for a particular year. You will vest in discretionary contributions allocated to your account over time.

Limitations on Contributions

         Limitations on Employee Before-Tax Contributions. For the plan year beginning January 1, 2002, the amount of your before-tax contributions may not exceed $11,000 per calendar year. The Internal Revenue Service will periodically increase this annual limitation. Contributions in excess of this limit are known as excess deferrals. If you defer amounts in excess of this limitation, your gross income for Federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for Federal income tax purposes, as earned and received by the participant in the tax year in which the contribution is made.

        If you also participate in the ESOP and annual additions to your accounts in both plans exceed the maximum permissible amount, the plan administrator will reduce the contributions allocated to you under the 401k Plan first, so that the total annual additions do not exceed the maximum permissible amount. If employer contributions and employee deferral contributions are both made to the 401k Plan in the year that the excess occurs, employee deferral contributions will be reduced before employer contributions.

        Limitation on 401k Plan Contributions for Highly Compensated Employees. Special provisions of the Internal Revenue Code limit the amount of employee deferrals and employer matching contributions that may be made to the 401k Plan in any year on behalf of highly compensated employees, in relation to the amount of employee deferrals and employer matching contributions made by or on behalf of all other employees eligible to participate in the 401k Plan. A highly compensated employee includes any employee who (1) was a 5% owner of Atlantic Liberty Financial Corp. at any time during the current or preceding year, or (2) had compensation for the preceding year of more than $85,000 and, if Atlantic Liberty Financial Corp. so elects, was in the top 20% of employees by compensation for the preceding year. The dollar amounts in the foregoing sentence may be adjusted annually to reflect increases in the cost of living. If these limitations are exceeded, the level of deferrals by highly compensated employees may have to be adjusted.

        Vesting. At all times, you have a fully vested, nonforfeitable interest in your before-tax account and your rollover contribution account. Commencing January 1, 2001, you are also fully vested in your employer matching contributions and earnings thereon. Also, commencing January 1, 2001, you are vested in your employer discretionary contribution account in accordance with the following schedule:

        Year if Service                      Vesting Percentage
        ---------------                      ------------------
        Less than 2 years                            0%
        2 years but less than 3                     20%
        3 years but less than 4                     40%
        4 years but less than 5                     60%
        5 years but less than 6                     80%
        6 years or more                            100%

         You also become 100% vested in employer discretionary contributions, if any, made to your account upon the earliest of your normal retirement age (as defined by the 401k Plan) or termination of employment by reason of death or disability. If you terminate employment for reasons other than these, you will forfeit the non-vested portion of your account. Any non-vested employer contributions which are forfeited shall be applied to subsequent employer matching contribution accounts.

Investment of Contributions

         All amounts credited to your accounts under the 401k Plan are held in trust. RS Group Trust Company has been appointed by the board of directors of Atlantic Liberty Savings, F.A. to administer the trust.

         As of __________ __, 2002, the 401k Plan offers the following investment choices for your accounts under the plan:

             RSGroup Trust Company Stable Value Fund. This fund seeks to protect principal from market volatility and achieve returns comparable to short-term bond funds by investing in high-quality, interest stable guaranteed investment contracts (GIGs), bank investment contracts
             (BICs), and synthetic stable value products with a relatively predictable annual return. The fund is appropriate for investors who place a higher value on stability of principal than on long-term growth. The yield on investment contracts is more stable than most fixed income funds, but will follow market interest rates, higher or lower. Investment contracts do not provide any of the capital appreciation of other types of investments.

             RSI Retirement Trust Actively Managed Bond Fund. This fund seeks principal appreciation and income return over time by investing in high-quality fixed income securities. The fund is appropriate for investors whose goals include greater stability of principal or higher current income than can be expected from investing only in common stocks. Historically, the price of bonds has fluctuated less than the price of common stocks.

             RSGroup Trust Company Conservative Asset Allocation Fund. This fund is an asset allocation fund that seeks preservation of principal with a modest opportunity for growth. The fund's target allocation is 40% stocks (15% Core Equity, 15% Value Equity, 5% Emerging Growth, and 5% International Equity) and 60% bonds. The fund is appropriate for investors with a long-term investment horizon. Stocks require a long investment period because their higher historical returns relative to other types of investments have been accompanied by greater price fluctuations.

             RSGroup Trust Company Moderate Asset Allocation Fund. This fund is an asset allocation fund that seeks significant long-term growth. The fund's target allocation is 60% stocks (20% Core Equity, 20% Value Equity, 10% Emerging Growth, and 10% International Equity) and 40% bonds. The fund is appropriate for investors with a long-term investment horizon. Stocks require a long investment period because their higher historical returns relative to other types of investments have been accompanied by greater price fluctuations.

             RSGroup Trust Company Aggressive Asset Allocation Fund. The fund is an asset allocation fund that is likely to exceed other asset allocation funds in long-term growth. The fund's target allocation is 75% stocks (25% Core Equity, 25% Value Equity, 12.5% Emerging Growth, and 12.5% International Equity) and 25% bonds. The fund is appropriate for investors with a long-term investment horizon. Stocks require a long investment period because their higher historical returns relative to other types of investments have been accompanied by greater price fluctuations.

             RSI Retirement Trust Value Equity Fund. The fund seeks capital appreciation over the long term by investing in stocks of a broadly diversified group of financially strong, medium-to-large companies with below market price-to-earnings ratios. The fund is appropriate for investors with a long-term investment horizon. Stock require a long investment period because their higher historical returns relative to other types of investments have been accompanied by greater price fluctuations.

             RSI Retirement Trust Core Equity Fund. This fund seeks capital appreciation over the long term by investing in stocks of a broadly diversified group of high-quality, medium-to-large sized companies with attractive earnings potential and valuations. The fund is appropriate for investors with a long-term investment horizon. Stocks required a long investment period because their higher historical returns relative to other types of investments have been accompanied by greater price fluctuations.

             RSI Retirement Trust International Equity Fund. This fund seeks capital appreciation by investing primarily in stocks of companies that are headquartered in foreign countries. The fund is appropriate for investors with a long-term investment horizon. There are special risks associated with an investment in this fund, including fluctuations on exchange rates and political uncertainty.

             RSI Retirement Trust Emerging Growth Equity Fund. This fund seeks capital appreciation by investing in quality growth stocks of small, relatively new companies that demonstrate higher than average potential for earnings growth. The fund is appropriate for investors with a long-term investment horizon who are willing to accept greater short-term changes in value for the potential of a higher long-term return. Small company equities require a longer investment period because their higher historical returns relative to equities of larger companies have been accompanied by greater price fluctuations.

             An investment in any of the funds listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

         You may elect to have both past contributions and earnings, as well as future contributions to your account invested among the funds listed above. Transfers of past contributions and the earnings thereon do not affect the investment mix of future contributions. You may change your investment directions at any time. This may be done either by filing a notice at least ten days prior to the effective date of such direction or by telephone or other electronic medium. You may also redirect the investment of your investment accounts such that a percentage of any one or more investment accounts may be transferred to any one or more other investment accounts either by filing a notice at least ten days prior to the effective date of such change or by telephone or other electronic medium.

Performance History

         The following table provides performance data with respect to the investment funds available under the 401k Plan:


                                                   Total Return             Annualized Total Return
                                              --------------------      --------------------------------   Inception        Fund
                                                 Qtr.       1 Year      3 years     5 years     10 years      Date        Objective
                                                 ----       ------      -------     -------     --------      ----        ---------
Investment Options

RSGroup Trust Co. Stable Value Fund.....        1.04%        4.86%       5.63%       0.00%        5.65%*    02/09/1999     Income
RSI Retirement Tr Actively Managed                                                                                        Growth &
Bond Fund...............................        0.57%        6.03%       6.31%       7.77%        7.37%*    12/31/1982     Income
RSGroup Trust Co. Consrv. Asset                                                                                           Growth &
Allocation Fund.........................        0.23%        2.95%       5.03%       0.00%        5.89%*    02/09/1999     Income
RSGroup Trust Co. Mod. Asset                                                                                              Growth &
Allocation Fund.........................       -0.25%        1.27%       4.33%       0.00%        5.43%*    02/09/1999     Income
RSGroup Trust Co. Aggr. Asset                                                                                             Growth &
Allocation Fund.........................       -0.49%       -0.18%       3.57%       0.00%        4.85%*    02/09/1999     Income
RSI Retirement Tr Value Equity Fund.....       -2.42%       -0.98%       6.81%      14.07%       14.36%     12/31/1982    Growth &
                                                                                                                           Income
RSI Retirement Tr Core Equity Fund......       -1.45%       -4.13%      -4.57%       7.66%       11.84%     12/31/1982     Growth
RSI Retirement Tr Intl Equity Fund......       -0.92%       -7.84%      -2.87%       1.09%        5.87%     05/01/1984     Growth
RSI Retirement Tr Emerging Growth
Equity Fund.............................       -6.46%        0.80%       8.02%       6.32%       12.48%     12/31/1982     Growth

Comparison Indices

S& P 500 Index..........................        0.23%        0.21%      -2.54%      10.17%       13.25%                    Growth
Lehman Bros. Aggregate Bond Index ......        0.09%        5.35%       6.49%       7.57%        7.38%                    Income
Morgan Stanley Cap. Intl. EAFE Index....        1.03%       -7.80%      -4.93%       1.68%        6.19%                  Intl Equity

---------------------

Mutual funds are not bank deposits or obligations, are not guaranteed by any bank, and are not insured or guaranteed by the FDIC, The Federal Reserve Board, or any other government agency. Investment in mutual funds involves risk, including possible loss of principal.

Performance quoted is past performance and is not indicative of future results. Investment return and principal value will fluctuate so than an Investors' shares, when redeemed, may be worth more or less than their original cost. Performance figures represent an investment made at the beginning of the reporting period. Results for investments made during the report period will differ. Performance information is taken from sources believed to be reliable, but is not guaranteed as to completeness or accuracy.

The following footnotes may not necessarily apply to all plans:

RSGroup Trust Co. is the abbreviation fro RSGroup Trust Company. Performance since inception for the RSGroup Trust Company Funds is reported from March 1, 1999.

Comparison indices are based generally on fund objectives and may not be the most appropriate index for each specific fund.

* If no ten-year record is available, return is since inception.

Investment in Common Stock of Atlantic Liberty Financial Corp.

         In connection with the conversion, the 401k Plan now offers the Atlantic Liberty Financial Corp. Stock Fund as an additional choice to these investments options. The Atlantic Liberty Financial Corp. Stock Fund invests primarily in the common stock of Atlantic Liberty Financial Corp. Participants in the 401k Plan may direct the trustee to invest all or a portion of their 401k Plan accounts in the Atlantic Liberty Financial Corp. Stock Fund.

        The Atlantic Liberty Financial Corp. Stock Fund consists primarily of investments in the common stock of Atlantic Liberty Financial Corp. made on the effective date of the conversion of Atlantic Liberty Savings, F.A. After the conversion, the trustee of the 401k Plan will, to the extent practicable, use all amounts held by it in the Atlantic Liberty Financial Corp. Stock Fund, including cash dividends paid on the common stock held in the fund, to purchase additional shares of common stock of Atlantic Liberty Financial Corp.

         As of the date of this prospectus supplement, none of the shares of Atlantic Liberty Financial Corp. common stock have been issued or are outstanding and there is no established market for Atlantic Liberty Financial Corp common stock. Accordingly, there is no record of the historical performance of the Atlantic Liberty Financial Corp. Stock Fund. Performance of the Atlantic Liberty Financial Corp. Stock Fund depends on a number of factors, including the financial condition and profitability of Atlantic Liberty Financial Corp. and Atlantic Liberty Savings, F.A. and market conditions for Atlantic Liberty Financial Corp. common stock generally.

        Investments in the Atlantic Liberty Financial Corp. Stock Fund involve special risks common to investments in the common stock of Atlantic Liberty Financial Corp.

            For a discussion of material risks, you should consider see "Risk Factors" beginning on page 9 of the attached prospectus.

Withdrawals and Distributions from the 401k Plan

         Federal law requires the 401k Plan to impose substantial restrictions on your right to withdraw amounts held for your benefit under the 401k prior to your termination of employment with Atlantic Liberty Savings, F.A. A Federal tax penalty equal to 10% of the withdrawal, over and above the normal Federal and state income tax, may also be imposed on withdrawals made prior to your attainment of age 59 1/2, regardless of whether the withdrawals occur during your employment with Atlantic Liberty Savings, F.A. or after termination of employment.

         Withdrawals Prior to Termination of Employment. You may withdraw your employee elective deferral contributions (not including earnings) and rollover contributions prior to termination of employment in the event of financial hardship, subject to the hardship distribution rules under the plan. These requirements insure that you have a true financial need before you make a withdrawal.

         In additions, once you attain age 59 1/2, you may withdraw all or any portion of your account, if you are 100% vested.

         Finally, you may receive a loan from the 401k Plan of a portion of your account balance, not to exceed the lesser of (i) $50,000 or (ii) your vested account balance. The interest rate on any loan will be equal to the prime rate as set forth in the first publication of The Wall Street Journal issued during the month in which the borrower requests the loan, rounded to the nearest quarter of one percent, increased by one percentage point. Only two loans are permitted at a time.

         Distribution Upon Retirement or Disability. Payment of your benefits upon your normal retirement (as defined under to 401k Plan), disability, or other termination of employment shall be made in a single lump-sum payment, deferred payment or in installments, over a period which cannot exceed your life expectancy. Alternatively, your benefit may be transferred to another qualified employee benefit plan or individual retirement account.

         Distribution Upon Termination for Reasons Other than Retirement or Disability. In the event of termination of service for reasons other than retirement or disability, your benefits will be paid in a lump sum distribution. Alternatively, your benefit may be transferred to another qualified employee benefit plan or individual retirement account.

         Distribution Upon Death. If you die before receiving the entire value of your 401k Plan account, your benefits will be paid to your surviving spouse or properly designated beneficiary in a lump sum unless you had elected otherwise.

         Commencement of Benefits. Unless you elect otherwise in accordance with the 401k Plan, the payment of benefits will generally commence within 60 days of the close of the plan year in which the latest of the following events occurs:
(i) your attainment of age 65, (ii) the 10th anniversary of your participation in the 401k Plan, or (iii) the termination of your employment with Atlantic Liberty Savings, F.A.

         Nonalienation of benefits. Except for Federal income tax withholding or a qualified domestic relations order, your benefits payable under the 401k Plan cannot be alienated. Examples of alienation include transferring your benefits voluntarily and a creditor placing a lien on your benefits. Any attempt to alienate your benefits, whether voluntary or involuntary, shall be void.

Administration of the 401k Plan

The Trustee

         The trustee of the 401k Plan is RSGroup Trust Company. The trustee receives, holds and invests the contributions to the 401k Plan in trust and distributes them to you and your beneficiaries in accordance with the terms of the 401k Plan and the directions of the plan administrator. The trustee is responsible for investment of the assets of the trust.

Plan Administrator

         Atlantic Liberty Savings, F.A. is the 401k Plan administrator. The 401k Plan administrator is responsible for the administration of the 401k Plan, interpretation of the provisions of the 401k Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401k Plan, maintenance of 401k Plan records, books of account and all other data necessary for the proper administration of the 401k Plan, preparation and filing of all returns and reports relating to the 401k Plan which are required to be filed and for all disclosures required to be made to participants, beneficiaries and others.

Reports to 401k Plan Participants

         The plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses.

Amendment and Termination

         Atlantic Liberty Savings, F.A. may terminate the 401k Plan at any time. If the 401k Plan is terminated in whole or in part, then regardless of other provisions in the 401k Plan, you will have a fully vested interest in your accounts. Atlantic Liberty Savings, F.A. reserves the right to make any amendment or amendments to the 401k Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Atlantic Liberty Savings, F.A. may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with the Employee Retirement Income Security Act.

Merger, Consolidation or Transfer

         In the event of the merger or consolidation of the 401k Plan with another 401k plan, or the transfer of the trust assets to another plan, the 401k Plan requires that you would, if either the 401k Plan or the other plan terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the plan had then terminated.

Federal Income Tax Consequences

         The following is a brief summary of the material federal income tax aspects of the 401k Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401k Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the 401k Plan and transactions involving the plan.

         As a "tax-qualified retirement plan," the Internal Revenue Code affords the 401k Plan special tax treatment, including:

         (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the 401k Plan each year;

         (2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

         (3) earnings of the 401k Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

         Atlantic Liberty Savings, F.A. will administer the 401k Plan to comply with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law.

         Lump-Sum Distribution. A distribution from the 401k Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant's death, disability or separation from service, or after the participant attains age 59 1/2; and consists of the balance credited to participants under the 401k Plan and all other profit sharing plans, if any, maintained by Atlantic Liberty Savings, F.A. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this plan and any other profit sharing plans maintained by Atlantic Liberty Savings, F.A., which is included in the distribution.

         Atlantic Liberty Financial Corp. Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Atlantic Liberty Financial Corp. common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Atlantic Liberty Financial Corp. common stock; that is, the excess of the value of Atlantic
Liberty Financial Corp. common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of Atlantic Liberty Financial Corp. common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of Atlantic Liberty Financial Corp. common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Atlantic Liberty Financial Corp. common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Atlantic Liberty Financial Corp. common stock. Any gain on a subsequent sale or other taxable disposition of Atlantic Liberty Financial Corp. common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

         Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the 401k Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.

Additional Employee Retirement Income Security Act ("ERISA") Considerations

         As noted above, the 401k Plan is subject to certain provisions of ERISA, including special provisions relating to control over the 401k Plan's assets by participants and beneficiaries. The 401k Plan's feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a "fiduciary" because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as Atlantic Liberty Savings, F.A., the plan administrator, or the plan's trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your 401k Plan account.

         Because you will be entitled to invest all or a portion of your account balance in the 401k Plan in Atlantic Liberty Financial Corp. common stock, the regulations under section 404(c) of the ERISA require that the 401k Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with Federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

         Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Atlantic Liberty Financial Corp.
Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Atlantic Liberty Financial Corp., a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within 10 days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of Atlantic Liberty Financial Corp.'s fiscal year. Discretionary transactions in and beneficial ownership of the common stock through the Atlantic Liberty Financial Corp. Stock Fund of the 401k Plan by officers, directors and persons beneficially owning more than 10% of the common stock of Atlantic Liberty Financial Corp. generally must be reported to the Securities and Exchange Commission by such individuals.

         In addition to the reporting requirements described above, section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Atlantic Liberty Financial Corp. of profits realized by an officer, director or any person beneficially owning more than 10% of Atlantic Liberty Financial Corp.'s common stock resulting from non-exempt purchases and sales of Atlantic Liberty Financial Corp. common stock within any six-month period.

         The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of section 16(b) persons.

         Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by section 16(b) are required to hold shares of common stock distributed from the 401k Plan for six months following such distribution and are prohibited from directing additional purchases of units within the Atlantic Liberty Financial Corp. stock fund for six months after receiving such a distribution.

Financial Information Regarding 401k Plan Assets

         Financial information representing the net assets available for 401(k) Plan benefits at ____________ __, 200__, are attached to this prospectus supplement.

                                  LEGAL OPINION

         The validity of the issuance of the common stock will be passed upon by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., which firm acted as special counsel to Atlantic Liberty Savings, F.A. in connection with Atlantic Liberty Financial Corp.'s stock offering.

                         ATLANTIC LIBERTY SAVINGS, F.A.
                               401(k) Savings Plan


     Statement of Net Assets Available for Benefits ______________ __, 200__


              Assets                                        200__
              ------                                        -----